DKM

CERTIFIED PUBLIC ACCOUNTANTS

Accounting • Auditing • Assurance

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, of our audit report dated June 13, 2014 relative to the financial statements of MediJane Holdings, Inc. as of February 28, 2014 and for the year then ended.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

October 28, 2014